PRESS RELEASE

INNOSPEC STRENGTHENS LEGAL AND COMPLIANCE TEAM WITH KEY APPOINTMENT

Newark, Del. - September 11, 2009 - Innospec Inc. (NASDAQ: IOSP) today announced the appointment of David Williams as Vice President, General Counsel and Chief Compliance Officer to the Company.

Mr. Williams will join the Company on September 17, 2009 and will be based at its Littleton, Colorado office. Mr. Williams will lead Innospec's already established Compliance Program, helping to ensure that the Company operates to the highest ethical and professional standards. He will be responsible for overseeing the Program, as well as developing it further to comply with the legal framework in which the Company's businesses operate.

Mr. Williams, 56, has over 25 years experience as a lawyer. He joins Innospec from MarkWest Energy Partners, L.P., in Denver, where he was responsible for diverse legal matters, and also served as FERC Compliance Officer. Previously, Mr. Williams worked at the Records Improvement Institute as Director, Legal Services. That company was acquired by Huron Consulting Group in October of 2005, whereupon Mr. Williams operated as a Manager and Senior Consultant. He earned his law degree from the University of Louisville in 1985 and his undergraduate degree in Management from Park University in 1982.

Patrick S. Williams, President and Chief Executive Officer, said, "This appointment is the next logical step in the enhancement of our Compliance Program. We have already significantly strengthened the Program over the last year, and adding David to the Company with his experience and expertise in the area will increase our focus even further and allow us to carry on our business to the highest standards possible. I am delighted that David has decided to join us and I am sure he will make an excellent addition to our management team."

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers' processes or products focused in the Personal Care; Household, Industrial & Institutional and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements, for example, which address operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, all of the Company's guidance for sales, gross margins, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or the gain or loss thereof, changes in the costs and availability of energy, raw materials and other inputs, our ability to continue to achieve organic growth in our fuel specialties and active chemicals businesses, our ability to successfully integrate any acquisitions in our non-Octane Additives businesses, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in the Company's activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and the Securities and Exchange Commission ("SEC"), U.S. Department of Justice and United Kingdom Serious Fraud Office investigations into the Company's involvement in the United Nations Oil for Food Program, or other regulatory actions and other risks, uncertainties and assumptions relating to the Company's business operations and prospects are identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Kate Davison

Innospec Inc.

+44-151-348-5825

Kate.Davison@innospecinc.com

Tom Pratt

RF|Binder Partners

+1-212-994-7563

Tom.Pratt@RFBinder.com